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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of John Hancock Financial Services, Inc. for the registration of up to $1,000,000,000 of its debt securities, preferred stock, common stock, warrants, stock purchase contracts and stock purchase units and the preferred securities of John Hancock Capital Trust I and John Hancock Capital Trust II and to the incorporation by reference therein of our report dated February 8, 2001 with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP

Boston, Massachusetts
June 8, 2001